Exhibit 16.1

September 17, 2014

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around September 17, 2014, of Legend Oil and Gas Ltd. and are in agreement with the statements contained therein concerning our firm.

/S/ PETERSON SULLIVAN LLP